Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The MONY Group Inc. on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Daddario, Executive Vice President and Chief Financial Officer of The MONY Group Inc., hereby certify to the best of my knowledge and belief that (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The MONY Group Inc.

/s/ RICHARD DADDARIO

Richard Daddario

August 14, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The MONY Group Inc. and will be retained by The MONY Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.